EXHIBIT 99.4





                              CHEMED CORPORATION

                         (FORMERLY ROTO-ROOTER, INC.)

                               OFFER TO EXCHANGE

          ALL OUTSTANDING FLOATING RATE SENIOR SECURED NOTES DUE 2010
                   ($110,000,000 AGGREGATE PRINCIPAL AMOUNT)
                                      FOR
                  FLOATING RATE SENIOR SECURED NOTES DUE 2010
                   ($110,000,000 AGGREGATE PRINCIPAL AMOUNT)
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

To Securities Dealers, Commercial Banks,
Trust Companies and Other Nominees:

      Enclosed for your consideration is a Prospectus dated [             ],
2004 (as the same may be amended or supplemented from time to time, the "Prospectus") and a form of Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by Chemed Corporation ("Chemed") to exchange up to $110,000,000 aggregate principal amount of its Floating Rate Senior Secured Notes due 2010 which have been registered under the Securities Act of 1933, as amended (the "New Notes"), for up to $110,000,000 aggregate principal amount of its outstanding Floating Rate Senior Secured Notes due 2010 that were issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Original Notes").

      We are asking you to contact your clients for whom you hold Original Notes registered in your name or in the name of your nominee. In addition, we ask you to contact your clients who, to your knowledge, hold Original Notes registered in their own name. Chemed will not pay any fees or commissions to any broker, dealer or other person in connection with the solicitation of tenders pursuant to the Exchange Offer. You will, however, be reimbursed by Chemed for customary mailing and handling expenses incurred by you for forwarding any of the enclosed materials to your clients. Chemed will pay all transfer taxes, if any, applicable to the tender of Original Notes to it or its order, except as otherwise provided in the Prospectus and the Letter of Transmittal.

      Enclosed are copies of the following documents:

          1. the Prospectus;

          2. a Letter of Transmittal for your use in connection with the exchange of Original Notes and for the information of your clients (facsimile copies of the Letter of Transmittal may be used to exchange Original Notes);

          3. a form of letter that may be sent to your clients for whose accounts you hold Original Notes registered in your name or the name of your nominee, with space provided for obtaining the clients' instructions with regard to the Exchange Offer;

          4. a Notice of Guaranteed Delivery;

          5. guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9; and

          6. a return envelope addressed to Wells Fargo Bank, N.A. the Exchange Agent.


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      YOUR PROMPT ACTION IS REQUESTED.  THE EXCHANGE OFFER WILL EXPIRE AT 5:00
P.M., NEW YOUR CITY TIME, ON [           ], 2004, UNLESS EXTENDED (THE
"EXPIRATION DATE"). ORIGINAL NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN, SUBJECT TO THE PROCEDURES DESCRIBED IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL, AT ANY TIME PRIOR TO THE EXPIRATION DATE.

      To tender Original Notes, certificates for Original Notes or a book-entry confirmation (see the section entitled "The Exchange Offer" in the Prospectus), a duly executed and properly completed Letter of Transmittal or a facsimile thereof, and any other required documents, must be received by the Exchange Agent as provided in the Prospectus and the Letter of Transmittal.

      Questions and requests for assistance with respect to the Exchange Offer or requests for additional copies of the enclosed material may be directed to the Exchange Agent at its address and telephone number set forth in the Prospectus.

                                    Very truly yours,


                                    CHEMED CORPORATION


      NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF CHEMED CORPORATION OR THE EXCHANGE AGENT, OR ANY AFFILIATE THEREOF, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR THE ENCLOSED DOCUMENTS AND THE STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.


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